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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Clean Energy Fuels Corp.:

        We consent to the use of our report dated March 17, 2008, with respect to the consolidated balance sheets of Clean Energy Fuels Corp. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report dated March 17, 2008 refers to the adoption of the fair value method of accounting for stock-based compensation and a change in the method of accounting for uncertain tax positions.

  /s/ KPMG LLP

  Los Angeles, California

  July 10, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM